Contact:
FOR IMMEDIATE RELEASE:	Jackie Lapin/WPT: 818-707-1473 Jan Sheehan: 310-475-8231

WORLD POKER TOUR (WPT) SEASON THREE: BORGATA IN ATLANTIC CITY

Borgata Poker Open
Attracts 302 Players For More Than $3,020,000 Million Total Prize Money

Third Season of WPT Heats Up, Total Prize Pool Estimated at $70 Million

Atlantic City, NJ (September 20, 2004) –The Borgata casino kicked off the fourth stop on the acclaimed WORLD POKER TOUR Sunday, attracting record numbers of players to the second annual Borgata Poker Open. This year’s event attracted 302 players for a $3,020,000 prize pool, a $1,845,000 increase over last year’s event which drew 235 players. The winner of this year’s $10,000 buy-in event will take home $1,117,400 and will advance to the WPT Championship when the tour’s season culminates at Bellagio in April 2005. The WORLD POKER TOUR is the highest rated series in the history of the Travel Channel, airing Wednesday nights at 9 p.m. ET/PT.

The WORLD POKER TOUR continues to average a “poker millionaire a month” in its 15-tournament season. In Season Three the total prize money has already reached $11,194,570, a $5,786,590 increase over Season Two stops to date. The high stakes action is attracting increasing numbers of players vying for the prize money and fans eager to witness the minting of a millionaire at the Final Table. Projected to reach a total of $70 million, Season Three’s prize pool is rising with every stop on the tour.

The public is invited to be part of the Final Table television audience when the Borgata Poker Open concludes on Wednesday, September 22, 2004. Fans will partake in a first-ever WPT Viewing Party, where they can fine-tune their game, win prizes, and socialize with other poker enthusiasts. Admission is free, and the first 1000 guests will receive a collectible WPT poker chip to commemorate the event. The doors open at 3:30 PM.

Some of the most recognizable faces playing at Sunday’s tables included Borgata Poker Open’s defending champion Noli Francisco, in addition to WPT stars Doyle Brunson, Howard Lederer, Phil “The Unabomber” Laak, and Antonio Esfandiari.

The fifth stop of the WORLD POKER TOUR’S 15-tournament season is the Aruba Poker Classic, hosted by UltimateBet.com from September 26 through October 1. For the complete tournament schedule and casino contacts, please visit www.worldpokertour.com.

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ABOUT WPT ENTERPRISES, INC.

WPT Enterprises, Inc. (Nasdaq: WPTE) is a media and entertainment company engaged in the creation of branded entertainment through the development, production and marketing of televised programming based on poker and other gaming themes. To date, operations have principally revolved around the creation of the World Poker Tour brand through the production and licensing of a reality television series exhibited on the Travel Channel that is based on a circuit of previously-established high-stakes poker tournaments that has been affiliated under the “World Poker Tour” brand. WPT Enterprises, Inc. is a majority owned subsidiary of Lakes Entertainment, Inc. (Nasdaq: LACO).

(WPTEG)

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by WPT Enterprises, Inc.) contains statements that are forward-looking, such as statements relating to the expansion of WPT’s brand licensing, the development of new television and film projects, the development of WPT corporate sponsors and other business development activities, as well as statements regarding other capital spending, financing sources and the effects of competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of WPT. These risks and uncertainties include, but are not limited to, WPT’s significant dependence on the Travel Channel as a source of revenue; the potential that our television programming will fail to maintain a sufficient audience; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPT’s television programming; the risk that WPT may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPT’s relationships with key licensing and strategic partners; and WPT’s dependence on its senior management team. For more information, review WPT’s filings with the Securities and Exchange Commission.

Editors Note: 300 dpi downloadable images available at www.media.worldpokertour.com.

WPT ENTERPRISES, INC.
1041 N. Formosa Avenue
Formosa Building, Suite #99
West Hollywood, CA 90046
Tel: (323) 850-2888 Fax: (323) 850-2870
www.worldpokertour.com